Design and Development Engagement Agreement

Party A:	Zhejiang Yongxin Digital Technology Co., Ltd.
Party B:	Shenzhen Kangdewei Electronics Co., Ltd.

After reaching consensus through consultation and pursuant to the “PRC Contract Law,” the two parties hereto have entered into this Agreement whereby Party A engages Party B to design and develop a “LOTOUR” branded electronic product:

1.	The design and development projects:
(1)           Party A engages Party B to design and develop a “LOTOUR” branded electronic product.

2.	The inspection and acceptance method for the design and development of the product:
(1)           Party B will design a electronic book product in consideration of the features of similar products popular in the market and according to Party A’s special requirements and, during the course of design, must frequently communicate with Party A and modify relevant technical specifications;
(2)           Party B must provide no less than 5 design prototypes from which Party A is to make an initial selection; the selected prototype will be the final technical design type to be produced and no less than 5 samples must be provided to Party A for selection and inspection;
(3)           The samples and final design type must be inspected and approved by Party A and obtain relevant state standard certification;
(4)           After the product designed by Party B is confirmed, Party B must conduct a pilot production and provide, without compensation, 100 sets of electronic book products to Party A for Party A to inspect and test market;
(5)           Party B must provide, without compensation, one set of production mold for this product and one set of production procedures manual;

3.	Payment method:
(1)           The total design and development fee for this engagement is RMB 3,160,000.00, and Party A shall issue to the Party B additional 1.6 million shares of CHCG.OB stock as payment for this engagement, using CHCG.OB stock price of $.30 per share as the pricing basis; Party B entrusts LIAN Yong to act as the beneficiary, hold such shares on its behalf and deliver all future investment proceeds to be received from such shares (including cash dividend, bonus or other form of distribution of proceeds) to Party B.
(2)           Payment time: after the execution of this Agreement, Party A must make payment in one lump sum upon delivery of the 100 sets of sample products by Party B.

4.	Specified time period for the design and development engagement:

(1)           The total term of this Engagement Agreement: 6 months in total, from January 20, 2011 to July 19, 2011.  Of this total term, 3-month period is for product design, during which time Party B must provide the design prototypes, design diagrams and samples to Party A for inspection and selection; 3-month period is for product molding and pilot production, during which time Party B must issue production mold, draft production procedures manual and conduct pilot production, and provide samples to Party A.

(2)           Party B must complete the design and development work within the time period specified herein; however, if there is delay for any reason on Party A’s part, such time period for design and development must be extended accordingly.

5.	Provisions on intellectual property and production mold:

(1)           Party B is entitled to the ownership right to the product it designed and completed; after Party A makes and settles payment of all the fees to Party B for the engagement of design and development, Party B shall automatically transfer the design diagrams of the product it designed and developed and the exclusive patent to Party A for Party A to possess.

(2)           Party A shall not be entitled to any right to the product before paying off all the balances and if Party A, prior to paying off all the balances, uses without authorization or modifies the product designed by Party B, thus committing infringement, Party B shall have the right to pursue its legal liabilities in accordance with the relevant laws and statutes;

(3) The intellectual property right to the designs which have not been adopted by Party A shall remain with Party B.
(4) The ownership right to the production mold of the product under the engagement shall belong to Party A.

6.	Rights and obligations of both parties:
6.1	Party A’s obligations:
(1) Party A must make payment for the relevant fees in accordance with the provisions herein;
(2) Party A has the obligation to provide relevant documents to Party B;
(3) Party A must keep technological and commercial secrets confidential.
6.2	Party A’s rights:

(1)           Before Party B provides initial design prototype, Party A has the right to make recommendations and suggestions to Party B’s design so that the product designed by Party B is more consistent with the spirit of Party A’s corporate culture;

(2)           After Party B provides initial design prototype and during the design process specified according to the format of the prototype selected by Party A under the engagement, Party A has the right to make suggestions for modification with regard to the product designed by Party B;

(3) During the pilot production after the design cutoff, Party A may make suggestions for minor modification to the product designed by Party B.
6.3	Party B’s obligations:
(1) Party B must design the product according to Party A’s requirements;
(2) Party B must deliver the design and develop the product on schedule in accordance with the provisions herein;
(3) Party B must keep technological and commercial secrets confidential.

6.4	Party B’s rights:
(1) Party B has the right to demand Party A to provide relevant documents as reference to Party B’s design;
(2) Party B has the right to demand Party A to make payment for the corresponding fees in accordance with the provisions herein;
(3) Party B has the right to demand Party A not to use the product it designed and developed before Party A pays off all the relevant fees.

7.	Liability for breach

(1)           If Party A unilaterally terminate this Agreement after Party B has begun the design and development for the product but before the completion of the initial product prototypes, Party A shall have no right to demand refund of the pre-paid fees; if Party A unilaterally terminate this Agreement after Party B has completed the initial product prototypes, Party A must pay the design fees in full.

(2) If Party B terminates this Agreement in advance without any legitimate reason, Party B must return all the fees received from Party A.
(3) If any irresistible force renders it impossible for either Party A or Party B to perform this Agreement, the two parties must resolve the situation through consultation.

(4)           If either Party A or Party B is in breach of this Agreement, the party in breach must pay damages to the other party in the amount of 10% of the contract value.  Any dispute arising from this Agreement must be settled by the two parties through consultation.  If such consultation fails, the dispute may be submitted to legal proceedings at the people’s court.

8.	Provisions regarding the production in batches of the product
(1) Party B must consult with Party A in determining the production price for the product to be produced in batches (excluding the production of free samples);

(2)           The quantity of the product to be produced by Party B must be based on Party A’s orders and Party B shall not produce or market the product without authorization; otherwise Party A shall have the right to recall the production right, production mold and the relevant diagrams and documents and contract the production to a third party.

(3) The quality of the product under this engagement must comply with the relevant state regulations.

9.	Effectuation of this Agreement
(1) This Agreement must be signed and imprinted with seals by both Party A and Party B and the final date of execution by both parties is the effective date for this Agreement;
(2) This Agreement is in duplicates, with one copy to each party;
(3) Other matters not covered herein must be settled by the two parties through consultation.

Party A:	/seal/ Zhejiang Yongxin Digital Technology Co., Ltd.
Signature of Party A’s representative: /s/ Zhenggang Wang
Date: January 20, 2011

Party B:	/seal/ Shenzhen Kangdewei Electronics Co., Ltd.
Signature of Party A’s representative: /s/ Yong LianYong Lian
Date: January 20, 2011